                                                                   EXHIBIT 4.(c)

                             FIFTH AMENDMENT TO THE
                           FIRST AMENDED AND RESTATED
                      AGREEMENT OF LIMITED PARTNERSHIP OF
                       SAUL HOLDINGS LIMITED PARTNERSHIP

     THIS FIFTH AMENDMENT TO THE FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF SAUL HOLDINGS LIMITED PARTNERSHIP (this "Fifth Amendment"), dated as of July 6, 2000, is entered into by the undersigned parties.

                         W  I  T  N  E  S  S  E  T  H:
                         -  -  -  -  -  -  -  -  -  -

     WHEREAS, Saul Holdings Limited Partnership (the "Partnership") was formed as a Maryland limited partnership pursuant to that certain Certificate of Limited Partnership dated June 16, 1993 and filed on June 16, 1993 among the partnership records of the Maryland State Department of Assessments and Taxation, and that certain Agreement of Limited Partnership dated June 16, 1993 (the "Original Agreement");

     WHEREAS, the Original Agreement was amended and restated in its entirety by that certain First Amended and Restated Agreement of Limited Partnership of the Partnership dated August 26, 1993, which was further amended by that certain First Amendment dated August 26, 1993, by that certain Second Amendment dated March 31, 1994, by that certain Third Amendment dated July 21, 1994; and by that certain Fourth Amendment dated as of December 1, 1996 (as amended, the "Agreement");

     WHEREAS, the undersigned parties, constituting all of the Partners of the Partnership, desire to amend Exhibit A to the Agreement to appropriately reflect the contributions to and partnership interests of the partnership as such contributions and partnership interests have been modified pursuant to the General Partner's Dividend Reinvestment and Stock Purchase Plan.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending legally to be bound, hereby agree as follows:

        (1) Exhibit A to the Agreement is amended and restated in its entirety to read as set forth in Exhibit 1 hereto.
                                    ---------

2. Except as the context may otherwise require, any terms used in this Fifth Amendment that are defined in the Agreement shall have the same meaning for purposes of this Fifth Amendment as in the Agreement.

3. Except as herein amended, the Agreement is hereby ratified, confirmed and reaffirmed for all purposes and in all respects.

4. This Fifth Amendment may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Firth Amendment immediately upon affixing its signature hereto.



                        [signatures on following pages]

     IN WITNESS WHEREOF, the undersigned parties have executed this Fifth Amendment as of the date first written above.


                                        GENERAL PARTNER:
                                        ---------------

                                        SAUL CENTERS, INC.,
                                        a Maryland corporation


                                        By:  /s/ Scott Schneider
                                             ------------------------------
                                             Name: Scott Schneider
                                             Title: Senior Vice President


                                        LIMITED PARTNERS:
                                        ----------------

                                        B. F. SAUL REAL ESTATE INVESTMENT TRUST, a Maryland unincorporated business trust


                                        By:  /s/ Ross E. Heasley
                                             ---------------------------
                                             Name: Ross E. Heasley
                                             Title: Vice President

                                        Attest:  /s/ Kristen S. Jones-Sandler
                                                 -------------------------------
                                                 Name: Kristen S. Jones-Sandler
                                                 Title: Assistant Secretary


                                        WESTMINSTER INVESTING CORPORATION,
                                        a New York corporation


                                        By:  /s/ William F. Anhut Jr.
                                             ---------------------------
                                             Name: William F. Anhut Jr.
                                             Title: Vice President

                                        VAN NESS SQUARE CORPORATION,
                                        a Maryland corporation


                                        By:  /s/ William F. Anhut Jr.
                                             ---------------------------
                                             Name: William F. Anhut Jr.
                                             Title: Vice President


                                        DEARBORN CORPORATION, a Delaware
                                        corporation


                                        By:  /s/ Ross E. Heasley
                                             ---------------------------
                                             Name: Ross E. Heasley
                                             Title: Vice President


                                        FRANKLIN PROPERTY COMPANY, a Maryland
                                        corporation


                                        By:  /s/ Ross E. Heasley
                                             ---------------------------
                                             Name: Ross E. Heasley
                                             Title: Vice President


                                        AVENEL EXECUTIVE PARK PHASE II, INC.,
                                        a Maryland corporation


                                        By:  /s/ Ross E. Heasley
                                             ---------------------------
                                             Name: Ross E. Heasley
                                             Title: Vice President



                        [Exhibit Intentionally Omitted]